Exhibit 24


                          POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew P. Geoghegan and Charles H. Crockett his or her true and lawful attorneys-in-fact and agents, each acting along, with full powers of substitution and resubstitution, for and in the name, place and stead of the undersigned, in the undersigned's capacity as a Director of Hannaford Bros. Co., from time to time, to sign

     (i) a Registration Statement on Form S-8 to register additional shares of Common Stock for issuance through the Employee Stock Purchase Plan;

    (ii) a Registration Statement on Form S-8 to register shares of Common Stock for issuance through the 1993 Long Term Incentive Plan, and to register for resale shares previously issued under such plan or the 1980 Long Term Incentive Plan; and

   (iii) any and all post-effective amendments to either of the foregoing Registration Statements and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  This document may be executed in several counterparts.

  Witness our signatures on the date(s) set forth below:

  SIGNATURE                       TITLE                DATE

                               President, Chief
                               Executive Officer,
  Hugh G. Farrington           and Director

                               Senior Vice President,
                               Chief Financial
  Blythe J. McGarvie           Officer
    s/Walter J. Salmon         Chairman of the Board    October 8, 1997
  Walter J. Salmon

    s/Bruce G. Allbright       Director                 October 8, 1997
  Bruce G. Allbright

    s/Robert D. Bolinder       Director                 October 8, 1997
  Robert D. Bolinder

    s/William T. End           Director                 October 8, 1997
  William T. End

    s/James W. Gogan           Director                 October 8, 1997
  James W. Gogan

    s/Richard K. Lochridge     Director                 October 8, 1997
  Richard K. Lochridge

    s/Renee M. Love            Director                 October 8, 1997
  Renee M. Love

                               Director
  Claudine B. Malone

    s/Robert J. Murray         Director                 October 8, 1997
  Robert J. Murray

    s/David F. Sobey           Director                 October 8, 1997
  David F. Sobey

    s/Robert L. Strickland     Director                 October 8, 1997
  Robert L. Strickland